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                                                                  EXHIBIT (G)(6)


                               AMENDED EXHIBIT A
                               -----------------

     Portfolios covered by the Custody Agreement effective as of September 1, 1995, as amended, between The Chase Manhattan Bank and Excelsior Funds, Inc.

      Money Fund
      Government Money Fund
      Treasury Money Fund
      Blended Equity Fund
      Income and Growth Fund
      Energy and Natural Resources Fund
      Productivity Enhancers Fund
      Environmentally-Related Products and Services Fund
      Aging of America Fund
      Communication and Entertainment Fund
      Value and Restructuring Fund
      Global Competitors Fund
      Small Cap Fund
      International Fund
      Latin America Fund
      Pacific/Asia Fund
      Pan European Fund
      Short-Term Government Securities Fund
      Intermediate-Term Managed Income Fund
      Managed Income Fund
      Large Cap Growth Fund
      Real Estate Fund
      Emerging Markets Fund
      Technology Fund

                                      THE CHASE MANHATTAN BANK



                                      By:_________________________________


                                      EXCELSIOR FUNDS, INC.



                                      By:_________________________________

Dated:  _____________, 2000